Exhibit 99.1

Contacts:

Investors:	Media:
Patrick E. Flanigan III	Brian P. Gill
Vice President	Vice President
Investor Relations	Corporate Communications
Celgene Corporation	Celgene Corporation
(908) 673-9969	(908) 673-9530

CELGENE CORPORATION ANNOUNCES 2014 FINANCIAL OUTLOOK AND PRELIMINARY 2013 RESULTS

•                  2013 Total Revenue Expected to be $6.5 Billion; Total Net Product Sales Expected to be $6.4 Billion

•                  2013 Adjusted Diluted EPS Expected to be Approximately $5.96 which Includes a $0.13 Per Share Negative Impact from Collaboration-Related Payments to Partners (GAAP Range of $3.37 to $3.39)

•                  2014 Guidance: Total Net Product Sales of $7.3 Billion to $7.4 Billion; REVLIMID® Net Sales of $4.9 Billion to $5.0 Billion; Adjusted Diluted EPS of $7.00 to $7.20 (GAAP Range of $5.54 to $5.92)

•                  Long-Term Targets Raised: 2015 Total Net Product Sales and Adjusted Diluted EPS of $8.5 Billion to $9.5 Billion and $9.00 to $9.50, Respectively; 2017 Total Net Product Sales and Adjusted Diluted EPS of $13.0 Billion to $14.0 Billion and Approximately $15.00, Respectively

SUMMIT, NJ — (January 13, 2014) — Celgene Corporation (NASDAQ: CELG) provided its preliminary 2013 results and financial outlook for 2014 and beyond at the 32nd Annual J.P. Morgan Healthcare Conference.  In 2013, total revenue is expected to be approximately $6.5 billion and total net product sales are expected to be $6.4 billion.  Adjusted diluted earnings per share (EPS) is expected to be approximately $5.96.  Based on U.S. Generally Accepted Accounting Principles (GAAP), diluted EPS is expected to be in the range of $3.37 to $3.39.  In 2014, total net product sales are expected to be $7.3 billion to $7.4 billion, a 16 percent year-over-year increase.  Adjusted diluted EPS is expected to be $7.00 to $7.20, a 19 percent year-over-year increase based on the mid-point of the range.  On a GAAP basis, diluted EPS is expected to be in the range of $5.54 to $5.92.

“Our 2013 accomplishments and confidence in our core business position us for another year of outstanding execution across all financial metrics in 2014 as we launch our I&I franchise and anticipate achieving many other significant milestones,” said Bob Hugin, Celgene’s Chairman and

Chief Executive Officer. “2013 momentum and confidence in our business model leads us to raise our 2015 and 2017 targets.”

Preliminary 2013 Financial Results Year-Over-Year (Unaudited)

•                  Total net product sales are expected to be $6.4 billion, up 18 percent year-over-year

•                  REVLIMID®: $4,280 million, 14 percent year-over-year increase

•                  ABRAXANE®: $649 million, 52 percent year-over-year increase

•                  POMALYST®/IMNOVID®: $305 million

•                  Adjusted operating margin is expected to be approximately 48.4 percent for the full year, up 30 basis points (bps) year-over-year and includes the impact of $65 million in collaboration-related payments to partners.  GAAP operating margin is expected to be approximately 27.9 percent, a decrease of 385 bps year-over-year, primarily due to increased upfront payments to collaboration partners in 2013

•                  Adjusted 2013 diluted EPS is expected to be approximately $5.96, a 21 percent year-over-year increase. This includes a $0.13 per share negative impact from collaboration-related payments to partners.  On a GAAP basis, diluted EPS is expected to be in the range of $3.37 to $3.39

•                  For the fourth quarter of 2013 adjusted diluted EPS is expected to be approximately $1.51 which includes a $0.10 per share negative impact from collaboration-related payments to partners.  On a GAAP basis, diluted EPS is expected to be in the range of $0.50 to $0.52

Certain activities involved in determining the audited results for the fiscal year ended December 31, 2013 are in process and could result in the final reported audited results being different from the unaudited results noted in this press release.  Please see the attached Reconciliation of Estimated/Projected GAAP to Adjusted Measures for further information.

Celgene Forecasts Strong Product Sales and Earnings Growth in 2014

•                  Total revenue expected to be approximately $7.5 billion, an increase of 15 percent year-over-year

•                  Total net product sales are expected to be $7.3 billion to $7.4 billion, an increase of 16 percent year-over-year based on the mid-point of the range

•                  REVLIMID® net sales are expected to be in the range of $4.9 billion to $5.0 billion, an increase of 16 percent year-over-year based on the mid-point of the range

•                  Adjusted operating margin expected to be approximately 50 percent after investments across the entire organization, including the Inflammation and Immunology (I&I) franchise; GAAP operating margins are expected to be approximately 39 percent

•                  Adjusted diluted EPS expected to be in the range of $7.00 to $7.20, an increase of approximately 19 percent year-over-year based on the mid-point of the range.  On a GAAP basis, diluted EPS is expected to be in the range of $5.54 to $5.92

Raising 2015 and 2017 Long-term Financial Targets

•                  Raising 2015 net product sales target to $8.5 billion to $9.5 billion from $8.0 billion to $9.0 billion

•                  Raising 2015 adjusted diluted EPS target to $9.00 to $9.50 from $8.00 to $9.00

•                  Raising 2017 net product sales target to $13.0 billion to $14.0 billion from $12.0 billion plus

•                  2017 net product sales targets expected to be:

•                  REVLIMID®: $7.0 billion (previously $6.0 billion)

•                  POMALYST®/IMNOVID®: $1.5 billion (previously $1.0 billion)

•                  ABRAXANE®: $1.5 billion to $2.0 billion (unchanged)

•                  OTEZLA® (apremilast): $1.5 billion to $2.0 billion (unchanged)

•                  2017 operating margin expected to be approximately 57 percent (previously 55 percent)

•                  2017 fully diluted share count is expected to be 425 million (previously 430 million)

•                  Raising 2017 adjusted diluted EPS target to approximately $15.00 from $13.00 to $14.00

2014 Expected Milestones

Hematology

•                  Submit REVLIMID® newly diagnosed multiple myeloma with the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA)

•                  Data from the VIDAZA® phase III AZA-AML-001 in elderly newly diagnosed acute myeloid leukemia (AML)

•                  Submit VIDAZA® for approval in AML in Europe

•                  Data from phase III MDS-005 trial of REVLIMID® in non-del5q myelodysplastic syndrome (MDS)

•                  Data from pivotal phase II MCL-002 trial of REVLIMID® in relapsed and refractory mantle cell lymphoma

•                  Complete enrollment in the phase III REMARC trial with REVLIMID® as maintenance in patients with diffuse large B-cell lymphoma responding to R-CHOP induction

•                  Complete enrollment in the phase III RELEVANCE® trial of REVLIMID® in combination with rituximab in newly diagnosed follicular lymphoma

•                  Complete enrollment in the phase III CONTINUUM trial with REVLIMID® maintenance after second-line treatment in chronic lymphocytic leukemia (CLL)

•                  Submit POMALYST®/IMNOVID® for relapsed and refractory multiple myeloma (RRMM) for approval in Japan

•                  Phase I data on MOR202 in RRMM

•                  Initial phase I/II data of CC-292 in combination with REVLIMID® in CLL

•                  Initial data on novel combinations with CC-122, CC-292 and CC-223 in lymphoma

•                  Phase II data on sotatercept (ACE-011) and ACE-536 in MDS and -thalassemia

•                  Initiate phase III trial of sotatercept/ACE-536 in -thalassemia

Oncology

•                  Launch of ABRAXANE® in pancreatic cancer in Europe and other international markets

•                  Initiate the phase III trial of ABRAXANE® in adjuvant pancreatic cancer

•                  Initiate phase III trial of ABRAXANE® maintenance in first line stage IIIB/IV squamous cell non-small cell lung cancer

•                  Phase I data of AZA-ST-001, a priming study of CC-486 in combination with carboplatin or ABRAXANE® in solid tumors

•                  Phase Ib data of demcizumab combinations in pancreatic cancer and non-small cell lung cancer

I&I

•                  FDA approval of OTEZLA® in psoriatic arthritis and psoriasis

•                  Opinion from the European Committee for Medicinal Products for Human Use (CHMP) for OTEZLA® in psoriatic arthritis and psoriasis

•                  Data from phase III POSTURE trial in ankylosing spondylitis

•                  Presentation of additional data from the phase III ESTEEM program in psoriasis at the American Academy of Dermatology meeting in March

•                  Initiation of phase II trials of OTEZLA® in Crohn’s disease, ulcerative colitis and atopic dermatitis

•                  Advance CC-220 into phase II (systemic lupus erythematosus, scleroderma, sarcoidosis)

•                  Phase II data on CC-292 in rheumatoid arthritis

•                  Data from phase II trial of sotatercept in renal anemia

•                  Initiate phase III trial with OTEZLA® in Behçet’s disease

Q4 and Full year 2013 Conference Call and Webcast Information

Celgene will host a conference call to discuss the results and achievements of its fourth quarter and full year 2013 operating and financial performance on January 30, 2014, at 9 a.m. ET. The conference call will be available by webcast on the Investor Relations webpage at www.celgene.com. An audio replay of the call will be available from noon ET January 30, 2014, until midnight ET February 6, 2014. To access the replay, in the U.S. dial (855) 859-2056; outside the U.S. dial (404) 537-3406; and enter conference ID number 33928469.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit www.celgene.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. See the attached Reconciliation of Estimated/Projected GAAP to Adjusted (Non-GAAP) Measures for explanations of the amounts excluded and included to arrive at the adjusted measures for the year ended December 31, 2013 and for the projected amounts for the year ending December 31, 2014.

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Celgene Corporation and Subsidiaries

Reconciliation of Estimated/Projected GAAP to Adjusted (Non-GAAP) Measures

(Unaudited)

		Three Months Ended		Twelve Months Ended		Twelve Months Ending
		December 31, 2013		December 31, 2013		December 31, 2014
		Range		Range		Range
		Low	High	Low	High	Low	High
Estimated/projected diluted earnings per common share - GAAP	(1)	$0.50	$0.52	$3.37	$3.39	$5.54	$5.92

Per share impact of excluded items before tax:
Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(2)	0.01	0.01	0.04	0.04	0.06	0.06

Research and Development:
Share-based compensation expense	(2)	0.10	0.10	0.34	0.34	0.49	0.48
Upfront collaboration payments	(1)(3)	0.53	0.53	1.34	1.34	0.12	0.07

Selling, general and administrative:
Share-based compensation expense	(2)	0.11	0.11	0.38	0.38	0.55	0.54
Settlement of contingent obligation	(4)	—	—	—	—	0.07	0.05

Amortization of acquired intangible assets	(1)(5)	0.15	0.15	0.61	0.61	0.60	0.60

Acquisition related (gains) charges and restructuring, net:
Change in fair value of contingent consideration	(1)(6)	0.22	0.21	0.40	0.39	0.07	0.07

Non-operating asset impairment	(7)	0.19	0.18	0.19	0.18	—	—

Net income tax adjustments	(8)	(0.30)	(0.30)	(0.71)	(0.71)	(0.50)	(0.59)
Estimated/projected diluted earnings per common share - Adjusted		Approximately $ 1.51		Approximately $ 5.96		$7.00	$7.20

		Twelve Months Ended		Twelve Months Ending
		December 31, 2013		December 31, 2014
		Range		Range
		Low	High	Low	High

Operating margin percentage of revenue - GAAP	(1)	27.8%	27.9%	38.7%	39.4%
Plus adjustments:
Share-based compensation expense	(2)	5.0%	5.0%	6.3%	6.1%
Upfront collaboration payments	(1)(3)	8.9%	8.9%	0.7%	0.4%
Settlement of contingent obligation	(4)	0.0%	0.0%	0.4%	0.3%
Amortization of acquired intangible assets	(1)(5)	4.0%	4.0%	3.5%	3.4%
Change in fair value of contingent consideration	(1)(6)	2.7%	2.6%	0.4%	0.4%
Operating margin percentage of revenue - Adjusted		48.4%	48.4%	50.0%	50.0%

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.

Explanation of adjustments:

(1)

Our projected 2014 earnings do not include the effect of any business combinations, collaboration agreements, asset acquisitions, intangible asset impairments, or changes in the fair value of our CVRs issued as part of the acquisition of Abraxis BioScience Inc. (Abraxis) that may occur after the day prior to the date of this press release.

(2)	Exclude share-based compensation expense.
(3)	Exclude upfront payments for research and development collaboration arrangements.
(4)	Exclude settlement of contingent obligation to make matching contributions to a non-profit organization.
(5)	Exclude amortization of acquired intangible assets from business combinations.
(6)	Exclude changes in the fair value of contingent consideration from business combinations.
(7)	Exclude impairment of royalty receivable asset that was received in April 2011 as partial consideration in the sale of the non-core assets obtained by Celgene in the acquisition of Abraxis.
(8)

Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments, including one-time effects of acquisition related matters, adjustments to the amount of unrecognized tax benefits, and taxes on certain unremitted foreign earnings.